February 26, 1997

Joseph A. Schenk
Chief Financial Officer
Tel-Save Holdings, Inc.
6805 Route 202
New Hope, PA 18938

                                 FACILITY LETTER

Dear Mr. Schenk:

Pursuant to the terms of this letter (the "Letter") set out below, we, Merrill Lynch International Bank Limited, (the "Bank") are prepared to make available to you Tel-Save Holdings, Inc. (the "Client") the facility described below (the "Facility"). The Facility will be subject to the terms and conditions set out in the attached Terms Sheet. By execution of the Letter, the Client acknowledges receipt of the Terms Sheet and agrees to be bound by the terms and conditions herein and therein as they may be amended from time to time by the Bank. Terms defined in the Terms Sheet have the same meaning in the Letter.

The proposed Facility comprises as:

a. credit facility to be drawn by Advances, which shall normally be in a minimum amount of Five Hundred Thousand U.S. Dollars ($500,000.00), all in an aggregate amount not exceeding One Hundred and Twenty Million U.S. Dollars (USD $120,000,000).

With respect to the Facility, "Maturity Date" means March 1, 2002 (although the Maturity Date may at the Bank's discretion be extended by notice from the Bank for one or more successive periods) and "Spread" means:

0.625% per annum for all outstanding Advances. Client shall pay 0. 125% of Spread on monthly basis (calculated to be 0.0104%) at inception of each Advance and monthly thereafter on the total outstanding balance on the monthly anniversary of the initial Advance. This 0.0104% charge shall be added to outstanding loan balance on the date this charge is effected.

Where interest is calculated by reference to LIBOR, the Spread on an Advance will be determined at the start of each of its Interest Periods, and where interest is calculated by reference to Base Rate, the Spread will be determined monthly or, in each case, at such other intervals as the Bank may determine.

The Bank operates a Client Complaints Procedure. If for any reason you should have cause for concern or complaint you should contact the Manager, IPBG Operations.

The offer of the Facility in the Letter will not be effective unless and until the Facility is approved by the Bank, and the Agreement will not become effective until the Letter is signed by all parties.

Please confirm your agreement to the above and your acceptance of the provisions of the Letter and the Terms Sheet by completing, signing and returning the enclosed copy of the Letter.

Yours faithfully,
For and on behalf of Merrill Lynch International Bank Limited

_____________________________________________________________

We hereby accept the Facility on the terms and conditions detailed in the Letter and in the Terms Sheet attached thereto.

We have read those terms and conditions and in particular acknowledge that by Clause 12 of the Terms Sheet we will be granting security over our assets in favor of the Bank and other members of the Merrill Lynch Group and granting other rights to them.

Pursuant to Clause 30 of the Terms Sheet our address for notices is:

Client:
Joseph A. Schenk
Tel-Save Holdings, Inc.
Chief Financial Officer
6805 Route 202


/s/ Joseph A. Schenk                             3/11/97
--------------------                             -------
Joseph Schenk, CFO                               Dated

Telephone No.:  (215) 862-1805
                --------------

I, the undersigned, hereby certify that, at a meeting of the Board of Directors of Tel-Save Holdings, Inc. (the "Client") whose registered office is at 6805 Route 202, New Hope, PA 18938 duly convened and held on the 11 day of March, 1997, at which a duly constituted quorum of Directors was present and voting throughout, resolutions were duly passed and entered in the Minute Book of the Client and have not been modified or amended and are now in full force and effect.


IT WAS RESOLVED:

1. That entering into a facility (the "Facility") offered by Merrill Lynch International Bank Limited (the "Bank") in accordance with the Facility Letter (the "Letter") and the attached Terms Sheet (which together form an agreement between the Client, the Indemnifier (if any) named therein and the Bank), under which the Bank is prepared to consider making available Advances and/or issuing Letters of Credit and certain foreign exchange facilities, is within the Client's purposes, authorities and powers and is in the best interests of and to the advantage of the Client, and be approved, and that Joseph A. Schenk, Kevin Kelly, Daniel Borislow (the "Authorized Signatory"), who (if more than one Person) may act in all respects and for all purposes singly without any co-signature or countersigning, be Authorized to sign the Letter on behalf of the Client.

2. That the placing of funds and/or securities on deposit, and the opening of an account or accounts with the Bank in one or more currencies, for the purposes of the Facility, and in particular for collateralizing the Facility, be approved and that the Authorized Signatory be Authorized from time to time to deposit such funds and/or securities with the Bank and to execute and/or deliver on behalf of the Client as its deed or otherwise any documentation (including, without limitation, any power of attorney authorising any member of the Merrill Lynch Group (as defined in the Terms Sheet attached to the Letter) to open and operate any account or sub-account in the name of the Client or otherwise) requested by the Bank with respect thereto or (as the case may be) any such documentation be executed and/or delivered on behalf of the Client as its deed by the affixing of the seal of the Client together with the signature of any Director and countersignature of a second Director or the Secretary or by the signatures of two Directors or a Director and the Secretary.

3.   That the Authorized Signatory be Authorized:

     A. to request from time to time the making of an Advance, the issue of a Letter of Credit or the execution of a foreign exchange transaction pursuant to the Facility; and

     B. to give instructions (whether in writing, orally, by telex or otherwise) to the Bank and/or to take such other action on behalf of the Client as such Signatory may think fit in connection, with the Facility, including the ability to increase or decrease the amount of the Facility and agree any other amendment to the terms of the Facility, all without additional specific approval by the Board, and to execute and/or deliver on behalf of the Client any documentation requested by the Bank with respect thereto and that all such actions shall be binding on, and shall be approved and ratified by, the Client.

4. That the Client or any Authorized Signatory may from time to time issue instructions, notices, demands or requests, either orally or in writing, via any officer or employee of a member of the Merrill Lynch Group, and such instructions, notices, demands or requests, when delivered to such person in the name of and on behalf of the Client, shall be deemed to have been made by the Client direct to the Bank, and the Bank shall be entitled to rely on and shall not be liable for any action taken, or omitted to be taken, in good faith pursuant to such instructions, notices, demands or requests so deemed given by the Client or on any communication or document believed by it to be genuine.

This statement is furnished to assist you in understanding some of the potential risks which may arise through the use of our lending and foreign exchange facilities. You should also ensure that you are aware of the potential taxation consequences of using these facilities and if you are in any doubt, seek the advice of a professional advisor.

--------------------------------------------------------------------------------

Leverage            Borrowing  for   investment   purposes  is  referred  to  as
                    leveraging. In order for a leveraging strategy to be profitable, the return on the investment must exceed the cost of the borrowed funds. A leveraging strategy amplifies the potential gains or losses on an investment. The higher the leverage, the greater the potential gains or losses.

--------------------------------------------------------------------------------
Cross-Currency      Borrowing a currency, other than the currency of investment,
Financing           is  referred  to  as  cross-currency  financing.  The  lower
                    financing   costs  of   certain   currencies   can   provide
                    potentially  attractive returns.  However,  adverse currency movements can not only  eliminate  such  benefits,  but also result in substantial losses.  Losses, as such, may occur if the borrowed  currency  strengthens  against the currency of investment,  resulting in a potential shortfall of funds for
                    repayment   of  the  loan  upon  the   liquidation   of  the
                    investment.

                    The use of leverage as part of a cross-currency financing strategy may subject the return on the overall investment to significant fluctuations; at times, resulting in substantial incremental returns: at other times, resulting in significant losses. Investors, therefore, must carefully consider the investment risks inherent in leveraged strategies, in cross-currency financing facilities, and in combinations thereof, to determine if such are suitable, with regard to their investment objectives.

--------------------------------------------------------------------------------
Foreign             FX transactions  are suitable only for persons familiar with
Exchange  (FX)      the nature of the currency markets, and who are also willing to accept the financial risks inherent in trading one currency versus one or more other currencies. In many respects, FX trading is similar to speculative futures trading, to the extent that it may involve a high degree of leverage and significant market fluctuations. Investors, therefore, must carefully consider whether such trading is suitable with regard to their investment objectives.

--------------------------------------------------------------------------------
Over the            OTC FX Options involve a high degree of risk.  Purchases may
Counter (OTC)       result in the total loss of the option  premium  and related
Foreign             transaction  costs.  Sales  of put  options  may  result  in
Exchange (FX)       substantial  financial loss.  Sales of call options may also
Options             result in  substantial  financial  loss,  unless  the seller already owns the underlying foreign currency. OTC FX option purchasers and sellers should also note that there may be times when no market will be available for the liquidation of their option positions.


                    Trading OTC FX options should only be done by persons with significant experience in options trading and foreign exchange markets, and for whom such trading is consistent with their investment objectives.
--------------------------------------------------------------------------------
I/We hereby acknowledge having read and understood the foregoing disclosure and its application to various transactions, which respect to my relationship with Merrill Lynch.


/s/ Joseph A. Schenk
--------------------                                 -----------------------
Client Signature                                     Indemnifier Signature

Tel-Save Holdings, Inc.
-----------------------                              -----------------------
Please print name                                    Please print name

3/11/97
-----------------------                              -----------------------
Dated                                                Dated

                                                       The Collateral Schedule

Part I:  Securities
                                                           Collateral Value
                                                            A           B
                                                         Advance   Maintenance
Class of Securities                                       Level       Level

Merrill Lynch Funds                                        50%         70%

Equities and Convertible Bonds

Convertible bonds/convertible
  to US equities                                           50%         70%

Fully listed equities traded
  on major exchanges or
  marginable by Merrill
  Lynch Pierce Fenner & Smith Inc.                         50%         70%

Bonds

Fixed Income Bonds "BBB" or better                         75%         85%


Part II:  Cash Deposits

                                                           Collateral Value
                                                            A           B
                                                         Advance   Maintenance
                                                          Level       Level

Deposits with Banks

Deposits with Merrill Lynch
  International Bank Limited in
  any freely convertible
  currency                                                85%           90%

This Schedule is not binding and is for information purposes only. This Schedule is subject to amendment at the Bank's discretion.

1.  DEFINITIONS
--------------------------------------------------------------------------------

In this Terms Sheet:

ACCOUNTS means all or any Collateral Accounts or Collateral Deposit Accounts;

ADVANCE means an advance made or to be made by the Bank to the Client under the Agreement or, as the case may be, the outstanding principal amount of any such advance;

ADVANCE VALUE means at any date, the value of any item of Blocked Collateral expressed as a Dollar Amount and determined by the Bank in accordance with Clause 10 or (as appropriate) the available amount under any Collateral Guarantee expressed as a Dollar Amount and determined by the Bank in accordance with Clause 10 and "COLLATERAL ADVANCE VALUE" means, at any date, the aggregate of the value (so determined) of all Blocked Collateral and the available amounts (so determined) of all Collateral Guarantees;

AFFILIATE means, at any time, in relation to any Person, any other Person controlling, controlled by, or under common control with, that Person;

BANK means Merrill Lynch International Bank Limited;

BASE RATE means the floating annual rate of interest determined by the Bank based on a weighted average of rates on the second Business Day before the first Business Day of each week at which the Bank offers deposits in the relevant currency to leading banks in the London Inter Bank Market, and for terms of one night, one week and one month, or if at any time such rate does not accurately reflect the cost to the Bank of funding the relevant Advance or other amount, the rate as determined by the Bank in good faith at the relevant time (such floating annual rate to change when and as such base rate changes);

BLOCKED COLLATERAL means all Collateral which is for the time being held or blocked by the Bank at its discretion for the purposes of the Agreement and particularly for the purposes of determining Advance and Maintenance Values;

BUSINESS DAY means a day on which deposits in Dollars and any other relevant currency may be dealt in on the London Inter Bank Market and banks are open in London,

New York City and, for the purposes of making payments in currencies other than ECU, the principal financial centre of the country of each such other relevant currency and, for the purposes of making payments in ECU, a day on which those banks which operate a clearing system in ECU will clear payments in ECU through such clearing system;

CLIENT means the Person(s) signing the acknowledgment on the Letter as Client (or signing such other document identifying the Person(s) as Client and delivering that document to the Bank) and to whom the Facility has been made available, subject to the terms hereof,

CLOSE OUT an Open Contract means, in relation to a Foreign Exchange Contract or an Option Contract, the making of a Foreign Exchange Contract or, as the case may be, an Option Contract opposite to an Open Contract previously entered into having or relating to the same Value Date and otherwise matching that Open
Contract. Where only a part of an Open Contract is Closed Out, the remaining part thereof shall, for the purposes of the Agreement, be considered an Open Contract;

COLLATERAL means all Securities, including all certificates, stock notes and other documents relating thereto (and the claim in respect thereof) and cash balances (and the debt owing in respect thereof) in or credited to the Accounts;

COLLATERAL ACCOUNT means the one or more accounts in the control of the Bank and wholly or partly opened pursuant to, or used for the purposes of, the Agreement with or through any other member of the Merrill Lynch Group in respect of Securities purchased or owned by the Client and/or (as appropriate) the Indemnifier, all such Collateral Accounts to be maintained under the complete discretion of the Bank, with such title to reflect the respective interests of the Bank and of the Client or (as appropriate) the Indemnifier;

COLLATERAL DEPOSIT ACCOUNT means the one or more deposit accounts wholly or partly opened and/or maintained by the Client and/or (as appropriate) the Indemnifier with the Bank and/or, as the case may be, by the Bank with a member of the Merrill Lynch Group pursuant to, or used for the purposes of, the Agreement (there being a separate account or, as the case may be, sub-account for each currency in which deposits are made), all such Collateral Deposit Accounts to be maintained under the complete discretion of the Bank, with such title to reflect the respective interests of the Bank and of the Client or (as appropriate) the Indemnifier;

COLLATERAL GUARANTEE means a letter of credit, guarantee, indemnity or bond the benefit of which is available to the Bank in respect of the Client's and/or the Indemnifier's obligations under the Agreement in form and substance (and in particular having an expire date), and issued by a bank or financial institution, satisfactory to the Bank at the Bank's discretion;

DOLLAR(s) and USD means the lawful currency of the United States of America;

DOLLAR AMOUNT means, at any date, the value expressed in Dollars of (as the case may be) (1) an Advance, (2) any Letter of Credit Exposure, (3) any other amount outstanding hereunder, (4) any Blocked Collateral or Collateral, or (5) the available amount under any Collateral Guarantee (each of (1) to (5) being recalculated, where in a currency other than Dollars, as at that date, at the Bank's applicable spot rate of exchange for the purchase of Dollars with a comparable amount of the relevant currency or, in the case of any Advance, to the extent the Client's foreign exchange liabilities are hedged by an Open Contract, at the rate of exchange fixed for the purposes of that Open Contract);

ECU means European Currency Units, being units of account for the time being used in the European Monetary System;

EVENT OF DEFAULT means one of the events described in Clause 19;

FACILITY means any or all of the facilities for the making of Advances, the entering into of Foreign Exchange Contracts and/or Option Contracts and the Issuance of Letters of Credit as are specified in the Letter;

FOREIGN EXCHANGE CONTRACT means a contract entered into by the Bank with the Client under the Agreement to buy or sell against one currency agreed between the Client and the Bank an amount of another currency agreed between the Client and the Bank for spot or forward settlement on a stated Value Date;

INDEMNIFIER means the Person(s) if any, signing the acknowledgment on the Letter as Indemnifier (or signing such other document identifying the Person(s) as Indemnifier and delivering that document to the Bank) and guaranteeing the obligations of the Client under the Agreement;

INTEREST PERIOD means a period by reference to which interest is calculated and/or payable on an Advance;

ISSUANCE includes issue, acceptance, negotiation, endorsement and confirmation (and issued shall in relation to any Letter of Credit be construed accordingly);

the ownership of share capital, possession of voting powers, contract or otherwise) by Merrill Lynch & Co., Inc. and/or any such company and/or one or more of their Subsidiaries including, but not limited to, Merrill Lynch International & Co.;

OPEN CONTRACT means a Foreign Exchange Contract and/or an Option Contract which has not been terminated in accordance with Clause 16 or 20.A.2 or Closed Out;

OPTION CONTRACT means a contract entered into by the Bank with the Client under the Agreement for the purchase from, or sale to, the Client of an option to purchase or sell one currency against an amount of another currency on a stated Value Date, at the rate of exchange agreed between the Bank and the Client;

PERSON(S)   includes/include  any  individual,   company,   corporation,   firm,
partnership, joint venture, association, Organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality);

RELEVANT DATE means (as the case may be) (1) the date of any payment pursuant to Clause 7.A.3, (2) the date on which any losses, expenses, costs, damages, claims, demands, charges or liabilities were made against or suffered, incurred or sustained by the Bank (as determined by the Bank in its absolute discretion), or (3) in the case of any other amount payable to the Bank hereunder, the date of demand therefor by the Bank on the Client or, as the case may be, the Indemnifier;

SCHEDULE means the Collateral Schedule attached to the Letter, or such other document identified by the Bank as the Schedule, as the same may be amended and/or supplemented from time to time;

SECURITIES means securities and instruments (including but not limited to options, futures and bearer securities and instruments) and other rights and things, in possession or in action;

SUBSIDIARY means, at any time, in relation to a company, any other company which is directly or indirectly controlled, or more than 50% of whose issued or outstanding shares or stock having general voting power in ordinary circumstances is beneficially owned, directly or indirectly, by that first company;

SUM OUTSTANDING means, as at a particular date, the aggregate Dollar Amount of all amounts (whether principal, accrued interest, fees or otherwise) outstanding hereunder, as at that date, including in respect of foreign exchange transactions unrealised and realised losses (less any unrealised profit and any profit realised before the applicable Value Date) (where losses and profit are as determined by the Bank) under the Agreement but not including any Letter of Credit Exposure;

TAX includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed;

TAX ON OVERALL NET INCOME of the Bank shall be construed as a reference to tax (other than tax deducted or withheld from any payment) imposed on the Bank by the jurisdiction in which its principal office and/or the office through which it is acting for the purpose of the Agreement is located on (1) its net income, profits or gains worldwide, or (2) such of its net income, profits or gains as arise in or relate to that jurisdiction;

VALUE DATE means the date of settlement of a Foreign Exchange Contract or, as the case may be, pursuant to the exercise of an Option Contract.

In this Terms Sheet, references to the "AGREEMENT" or "THIS AGREEMENT" mean and include (1) the Letter, (2) this Terms Sheet, (3) in the case of Foreign
Exchange Contracts and Option Contracts, all confirmations (if any) related thereto, (4) in the case of Letters of Credit, the request for Issuance of any Letter of Credit made to the Bank as referred to in Clause 6.A, and (5) any other document identified by the Bank in writing to the Client and/or the Indemnifier as being part of the

"Agreement", all as renewed and/or amended from time to time, and it is acknowledged and agreed that all Advances are made, all Foreign Exchange Contracts and Option Contracts are entered into, and all Letters of Credit are issued, in reliance on the fact that this Agreement forms a single agreement between the parties, and that the parties would not otherwise make or do any of the foregoing. The Schedule does not form part of the Agreement and, as set out in Clause 28.E, is or may be provided for information only.

Headings shall be ignored in construing the Agreement.


2.  PURPOSE
--------------------------------------------------------------------------------
The Client shall use the Facility to finance the purchase of Securities, for the repayment of Advances, to reduce amounts owing to the Bank in respect of Letters of Credit or for such other lawful purposes as may be disclosed to or agreed by the Bank.


3.  TERM
--------------------------------------------------------------------------------
Letter) or, if earlier, on 30 days' written notice given by the Bank to the Client at any time. The Sum Outstanding may also be accelerated upon the occurrence of Events of Default, and certain other matters, described in the Agreement.


4.  CONDITION PRECEDENT TO EACH ADVANCE
--------------------------------------------------------------------------------
Without prejudice to (A) any other requirements of the Bank in relation to any Advance, and (B) the right of the Bank to refuse to make an Advance in its absolute discretion, Advances will be made as follows:

               1. the Client may give to the Bank notice satisfactory to the Bank not later than 12 noon (London time) on the third Business Day before the proposed date (which must be a Business Day) of the relevant Advance requesting the advance of all or part of the unused part of the Facility; or

               2. the Client hereby requests and authorises the Bank at the Bank's discretion to make Advances (without any further request by the Client) for the purposes of financing amounts payable by the

                      Client to the Bank under the Agreement (including in particular amounts payable under Clause 5.C or 7.A).

For this purpose, the unused part of the Facility shall be the amount of the Facility, as specified in the Letter, or such other amount as the Bank shall specify as the amount of the Facility from time to time, less the sum of (1) the aggregate Dollar Amount (as at the proposed date of the Advance) of all outstanding Advances and of the Total Letter of Credit Exposure, and (2) the aggregate Dollar Amount (as at the proposed date of the Advance) of all outstanding interest capitalised pursuant to Clause 17-E and (at the Bank's discretion) of any other amount outstanding hereunder.


5.  FOREIGN EXCHANGE
--------------------------------------------------------------------------------
A. The Bank shall be entitled, but not bound, to act on the request of the Client to enter into a Foreign Exchange Contract and/or an Option Contract.

B. The Client shall pay to the Bank such premiums in respect of Option Contracts in such currencies as the Client and the Bank shall have agreed.

C. On each applicable Value Date (or any earlier date on which the Foreign Exchange Contract or Option Contract is terminated in accordance with Clause 16 or Closed
                         Out), any costs, expenses or losses to the Client arising as a result of the Foreign Exchange Contract or the Option Contract (or its exercise) shall be either paid by the Client to the Bank on that date or (if so determined by the Bank and subject always to the terms hereof) paid by the Client on that date from the proceeds of an Advance.

D. On each applicable Value Date (or any earlier date on which the Foreign Exchange Contract or Option Contract is terminated in accordance with Clause 16 or Closed
                         Out), any profits to the Client arising as a result of the Foreign Exchange Contract or the Option Contract (or its exercise) shall be credited by the Bank to an appropriate Account.

E. On the date on which any Foreign Exchange Contract or Option Contract is Closed Out, the relevant Contracts will automatically be discharged to the extent of the Closing Out.


6.  LETTERS OF CREDIT
--------------------------------------------------------------------------------
A. The Bank shall be entitled, but not bound, to act on any request for Issuance of a Letter of Credit made to the Bank by the Client or by the Indemnifier for the Client's account specifying the beneficiary, the amount and the expiry date of such Letter of Credit and such other information as may be required by the Bank.

B.                       Each of the Client and the Indemnifier agrees that:

B.1. the Bank shall be entitled to rely without further enquiry on drafts and other documents presented under any Letter of Credit which appear on their face to be in compliance with the terms and conditions of that Letter of Credit;

B.2. neither the Bank nor its correspondents shall be responsible for performance by any beneficiary of its obligations to the Indemnifier or the Client nor for any loss or damage to any goods forming the subject of any Letter of Credit, however caused, nor in the event of any misdescription, misrepresentation, mistake, error or irregularity as to the goods or quantity, quality, nature, size or value thereof, or in the drafts or other documents;

B.3. all directions and correspondence relating to Letters of Credit are to be sent at the risk of the Client and the Indemnifier, and the Bank shall not be liable or responsible for any inaccuracy, interruption, error or delay in transmission or delivery by post, telegraph or cable or for the accuracy of any translation,

C. Subject to the law and customs and practices of trade existing in the area where the relevant beneficiary is located or to the extent it is otherwise agreed, or the same is inconsistent herewith, each Letter of Credit which is a "letter of credit", whether trade or documentary, clean or standby, shall be subject to, and performance by the Bank, its correspondents and each beneficiary of a Letter of Credit shall be governed by, the Uniform Customs and Practice for Documentary Credits (1993 Revision, ICC Publication No. 500 or its subsequent revisions).

7.  GUARANTEE AND INDEMNITIES
--------------------------------------------------------------------------------
A.                       Each  of  the   Client  and  the   Indemnifier   hereby
                         unconditionally and irrevocably:

A.1. agrees on demand to indemnify the Bank from and against all losses, expenses, costs, actions, proceedings, damages, claims, demands, charges or liabilities which the Bank may at any time suffer, incur or sustain or which may be brought, made or preferred against the Bank in relation to or arising out of any Letter of Credit (including, but not limited to, (a) any payment(s) which may be payable by or claimed or demanded from the Bank pursuant to a Letter of Credit,
                         (b) any taxes required to be paid by the Bank on account of which it makes any deduction or withholding from any such payment, and (c) any legal fees, together with taxes thereon, incurred by the Bank);

A.2. authorises the Bank on first claim or demand to make any payment which may be, or may appear or purport to be, claimed or demanded from the Bank in relation to or arising out of any Letter of Credit and to perform any other obligations which it has, or appears to have, in relation to or arising out of any Letter of Credit, in each case without requiring or obtaining any evidence or proof that the amount claimed or demanded is due and payable and without any notice or reference to or the agreement of or further authority from "he Client or the Indemnifier;

A.3. agrees that any payment which the Bank shall make in accordance or purported accordance with a Letter of
                         Credit shall be binding on the Client and the Indemnifier and shall be accepted by the Client and the Indemnifier as conclusive evidence of the Bank's liability to make such payment (notwithstanding that such payment may have been made after the stated period of validity or expiry date of any Letter of Credit, unless prior to such payment the relevant Letter of Credit shall have been returned to the Bank or otherwise entirely cancelled in a manner in form and substance satisfactory to the Bank);

A.4. agrees to pay to the Bank on demand and in the currency or currencies specified by the Bank any amount payable to the Bank under A.1 above, together with interest thereon in such currency(ies) from the Relevant Date to the date on which the Bank shall have received all amounts payable to it hereunder at the rate per annum pursuant to Clause 17.F (or such other rate as may be agreed from time to time); and

A.5. as security for its obligations under the Agreement and any other agreement between it and the Bank or any other member of the Merrill Lynch Group, irrevocably authorises the Bank (for itself and as trustee of the benefit of these authorisations for each other member of the Merrill Lynch Group) to debit (without demand on, notice or reference to, or further authority from,
                         it) any then existing account (including without limitation the Collateral Account or Collateral Deposit Account) of it with the Bank and/or such member with the whole or any part of any amount payable to the Bank under the Agreement and/or interest thereon pursuant to
                         A.4 above or 17.F below and/or any amount under any other such agreement, whether or not any such account shall be overdrawn or may become overdrawn by reason of such debit and whether or not any such amount and/or interest is payable in the same currency as that in which any such account is denominated.

B. The Indemnifier hereby unconditionally and irrevocably agrees with the Bank (for itself and as trustee of the benefit of these agreements for each other member of the Merrill Lynch Group) that:

B.1. if for any reason the Client does not pay any sum payable by the Client as provided in the Agreement by the time and on the date specified in the Agreement and otherwise in the manner specified in the Agreement or any other amount payable under any other agreement between the Client and the Bank or any other member of the Merrill Lynch Group (whether on the normal due date, on acceleration or otherwise), the Indemnifier will pay that sum on the due date and in the required manner;

B.2. as between the Indemnifier and the Bank but without affecting the Client's obligations, the Indemnifier shall be liable under B.1 above and B.5 below as if it were the sole principal debtor and not merely a surety. Accordingly, it shall not be discharged, nor shall its liability be affected, by reason of:

B.2.a. any time, indulgence, waiver or consent at any time given to the Client or any other Person,

B.2.b. any amendment to any other provision of the Agreement or to any security or other agreement, guarantee or indemnity,

B.2.c. the making or absence of any demand on the Client or any other Person for payment,

B.2.d. the enforcement or absence of enforcement of the Agreement or of any security or other agreement, guarantee or indemnity,

B.2.e. the release of any such agreement, security, guarantee or indemnity,

B.2.f. the death, incapacity, bankruptcy, insolvency, winding-up, liquidation, administration, dissolution, merger, amalgamation, reconstruction, reorganisation or similar event of or with respect to the Client or any other Person, or

B.2.g. the illegality, invalidity or unenforceability of or any defect in any provision of the Agreement or any other such agreement or any of the Client's obligations under any of them or any other circumstance which might otherwise constitute a legal or equitable discharge or defence to it;

B.3.                     the obligations of the Indemnifier  under B.1 above and
                         B.5 below are and will remain in full force and effect by way of continuing security until the Facility has terminated, the Sum

                         Outstanding and all other sums expressed to be payable to the Bank under the Agreement have been properly and duly paid in full and the Total Letter of Credit Exposure is zero. Furthermore, those obligations are additional to, and not instead of, any security or other agreement, guarantee or indemnity at any time existing in favour of the Bank, whether from the Client, the Indemnifier or otherwise. The Indemnifier irrevocably waives all notices and demands whatsoever;

B.4. until the Facility has terminated, the Sum Outstanding and all other sums expressed to be payable to the Bank under the Agreement have been properly and duly paid in full and the Total Letter of Credit Exposure is zero:

B.4.a. any right of the Indemnifier, by reason of performance of any of its obligations under B.1 above or B.5 below, to be indemnified by the Client or to take the benefit of or enforce any security or other guarantee or indemnity shall be exercised and enforced by the Indemnifier only in such manner and on such terms as the Bank may require; and

B.4.b. any amount received or recovered by the Indemnifier as a result of any exercise of any such right shall be held in trust for the Bank and immediately paid to the Bank;

B.5. the Indemnifier shall on demand indemnify the Bank against any funding or other cost, loss, expense or liability (including loss of the Spread (as defined below)) sustained or incurred by the Bank as a result of the Bank being required for any reason to refund all or part of any amount received or recovered by the Bank in respect of any sum payable by the Client under the Agreement and shall in any event pay to the Bank on demand the amount so refunded by the Bank; and

B.6. amounts received or recovered by the Bank (otherwise than as a result of a payment by the Client) in respect of any sum payable by the Client under the Agreement may at the discretion of the Bank reasonably exercised be placed in a suspense account and kept there for such reasonable period as the Bank may decide.

C.                       As   separate   and   alternative   stipulations,   the
                         Indemnifier unconditionally and irrevocably agrees:

C.1. that any sum expressed to be payable by the Client under the Agreement which is for any reason (whether or not now existing and whether or not now known or becoming known to any party to the Agreement) not recoverable from the Indemnifier on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to the Bank on demand (the Indemnifier's liability under this Agreement being liability for payment, and not collection); and

C.2. as a primary obligation to indemnify the Bank against any loss suffered by it as a result of any sum expressed to be payable by the Client under the Agreement not being paid by the time and on the date specified in the Agreement and otherwise in the manner specified in the Agreement or any payment obligation of the Client under the Agreement being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to any party to the Agreement), the amount of that loss being the amount expressed to be payable by the Client in respect of the relevant sum.

D. The Indemnifier acknowledges that the Bank is entering into the Agreement, and that all transactions by the Bank under the Agreement are done, in reliance on the guarantee, indemnities and other undertakings on the part of the Indemnifier in the Agreement, and that the Bank would not, in the absence of such guarantee, indemnities and other undertakings on the part of the Indemnifier in the Agreement, enter into the Agreement with the Client or do any transactions with or for the Client under the Agreement.

E. If the Indemnifier is an individual, the Bank has separately advised the Indemnifier, and again gives notice to the Indemnifier:

E.1. that, by becoming party to the Agreement as Indemnifier, and in particular by giving the guarantee and indemnities in this Clause 7 and/or by providing Collateral, the Indemnifier may become liable instead of or as well as the Client;

E.2. that the Indemnifier's obligations, and in particular its obligations under such guarantee and indemnities and in respect of such Collateral, will be unlimited as to amount; and

E.3. that the Indemnifier should in its own interests seek independent legal advice before signing the Agreement as Indemnifier.


8.  ADVANCE VALUE
--------------------------------------------------------------------------------

The Client and/or the Indemnifier shall deposit or transfer monies and/or Securities (and all related documents as the Bank shall direct) with or to the Bank for the credit of the Accounts and/or arrange the issue of Collateral Guarantees the benefit of which is available to the Bank, so that:

A.                       In relation to Advances and Letters of Credit either:

A.1. as at the proposed date of each Advance and/or of Issuance of each Letter of Credit, as the case may be, the aggregate of the Dollar Amount of such Advance or, as the case may be, of the Letter of Credit Exposure under the relevant Letter of Credit, and the Sum Outstanding together with the Total Letter of Credit Exposure is not greater than the Collateral Advance Value; or

A.2. the aggregate Advance Value of the Blocked Collateral deposited and/or Collateral Guarantees issued (specifically and solely in respect of that Advance or, as the case may be, the Issuance of that Letter of Credit) on, or within the three Business Days falling before, the proposed date of that Advance or, as the case may be, Issuance of that Letter of Credit is equal to or exceeds the principal amount of the proposed Advance or the Letter of Credit

                         Exposure   under   the   relevant   Letter   of  Credit
                         respectively; and

B. in relation to Foreign Exchange Contracts and Option Contracts, as at the proposed date of entry into the relevant contract, and after giving effect thereto, the Sum Outstanding together with the Total Letter of Credit Exposure is not greater than the Collateral Advance Value.


9.  MAINTENANCE VALUE/LIQUIDATION PROCEDURES
--------------------------------------------------------------------------------

A. If, at any date, the aggregate of the Sum Outstanding and the Total Letter of Credit Exposure exceeds the Collateral Maintenance Value, the Client and/or the Indemnifier shall within two Business Days thereafter deposit or transfer monies and/or Securities (and all related documents as the Bank shall direct) with the Bank for credit to the Accounts and/or arrange the issue of Collateral Guarantees the benefit of which is available to the Bank such that the Collateral
                         Maintenance Value equals or exceeds 105% of the aggregate of the Sum Outstanding and the Total Letter of Credit Exposure.

B. If the Client and/or the Indemnifier shall not have complied with their obligations under A above within the time there specified, then without prejudice to its rights and remedies under Clause 19 or 20 or otherwise under the Agreement, the Bank may at any time thereafter, whether or not such noncompliance continues, and without notice to the Client or the
                         Indemnifier:

B.1. exercise all or any of the rights which it would have under Clause 20.A.2, 3 and 4 had an Event of Default occurred; except that

B.2. at its absolute discretion instead of applying all or any proceeds and/or cash balances as set out in Clause 20.A.4 pay and credit the same into an appropriate Account.

C. If the Bank exercises any of its rights under B above it shall within a reasonable period give notice thereof to the Client and the Indemnifier.


10.  COLLATERAL VALUE CALCULATION
--------------------------------------------------------------------------------

For the purpose of determining Advance and Maintenance Values hereunder, the value of Blocked Collateral and Collateral Guarantees shall be calculated by the Bank in its absolute discretion, in the case of (A) Securities, as a percentage of the Dollar Amount of the fair market value (which shall exclude any unpaid dividend or accrued interest thereon and which shall be determined by the Bank in its absolute discretion) of such Securities, (B) cash balances, as a percentage of the Dollar Amount of each deposit of each currency, and (C) Collateral Guarantees, as a percentage of the Dollar Amount of the available amount (which shall be determined by the Bank in its absolute discretion) of each Collateral Guarantee. The percentages referred to above shall be fixed by, and may be changed by, the Bank without notice to the Client or the Indemnifier at or to such levels as (in its absolute discretion) it sees fit.


11.  FEES
--------------------------------------------------------------------------------

A. The arrangement and other fees (if any) specified in the Letter shall be payable in such manner, in such currencies and at such times as specified in the Letter or as the Bank may otherwise allow.

B. In addition the Client shall at or before Issuance of each Letter of Credit (or at such other times as the Bank may allow) pay to the Bank such fees in such currencies in respect of such Letter of Credit as the Client (or the Indemnifier for the Client's account) and the Bank shall have agreed.


12.  SECURITY
--------------------------------------------------------------------------------

A. Each of the Client and the Indemnifier, as continuing security for the due performance of all its obligations and payment of all its liabilities under or in connection  with  the  Agreement  (whether  present  or
                         future, actual or contingent and ascertained or unascertained, and including in the case of the Indemnifier its guarantee in Clause 7) and under any other agreement between it and the Bank or any other member of the Merrill Lynch Group and as beneficial owner and with full title guarantee, hereby:

A.1. charges by way of first fixed legal mortgage (in priority to all other security whatsoever, whether fixed or floating), and grants a continuing lien and security interest in, in favour of the Bank all monies (and all its right, title and interest in and to such monies and the debt owing in respect thereof from time to time standing to the credit of the Accounts, in whatever currency and including any interest accrued or accruing thereon;

A.2. pledges and charges by way of first fixed legal mortgage (in priority to all other security whatsoever, whether fixed or floating), and grants a continuing lien and security interest in, in favour of the Bank all its right, title and interest in and to all Securities and all related documents deposited or transferred by the Client or the Indemnifier for the credit of the Collateral Account and all Securities from time to time held therein or subject or credited thereto and the claims in respect thereof and all proceeds of any realisation or redemption of all such Securities;

A.3. to the extent permitted by applicable law, pledges and charges, and grants a continuing lien and security interest in, in favour of the Bank all its right, title and interest in and to all monies, debts, claims, Securities and other property deposited with or owed or owing by the Bank and/or any other member of the Merrill Lynch Group; and

A.4. charges by way of first fixed legal mortgage (in priority to all other security whatsoever, whether fixed or floating), and grants a continuing lien and security interest in, in favour of the Bank all its rights and benefits under or in connection with the Foreign Exchange Contracts, the Option Contracts and utilisations of Securities under Clause 2 1, including in particular all monies paid or payable in respect thereof, all Securities delivered or deliverable in respect thereof, and all other rights and benefits thereunder or in connection therewith.

B. The security hereby created shall affect and include all dividends, distributions and interest on the Securities and other property hereby pledged or charged, whether capital or income, and all property distributed, paid, accruing or offered at any time on, to, in respect of, or in substitution for, any Securities or other property hereby pledged or charged.

C. The security hereby created shall be a continuing security notwithstanding any intermediate payment or settlement of account and, without prejudice to the generality of the foregoing, shall continue in full force and effect until the Bank has executed a formal release of such security which it may do in its absolute discretion from time to time in respect of the whole or part only of the Collateral. Any withdrawal of any of the Collateral shall operate as a release thereof and the provisions of the Agreement shall continue to apply to the remainder of the Collateral.

D. None of the monies from time to time standing to the credit of the Accounts or payable in respect of the Foreign Exchange Contracts or the Option Contracts (nor the Client's or Indemnifier's right, title and interest in and to such monies or the debt owing in respect thereof) shall, until such time as the Facility has terminated, the Sum Outstanding and all other sums expressed to be payable to the Bank under the Agreement have been properly and duly paid in full and the Total Letter of Credit Exposure is zero, be capable of being withdrawn, assigned, transferred or otherwise disposed of or encumbered except with the Bank's prior written consent or as otherwise specifically provided in the Agreement. Any such consent of the Bank (and any payment whether with or without such consent) shall operate as a release of the relevant monies and the provisions of the Agreement shall continue to apply to the Accounts, the Foreign Exchange Contracts and the Option Contracts, and the monies from time to time standing to the credit thereof or, as the case may be, payable in respect thereof.

E. Neither the Bank nor any of its agents, representatives, correspondents or nominees shall have any liability whatsoever for any failure to present any Securities in the Accounts or other property hereby pledged or charged for payment of any principal, dividends, interest or any other amount payable in respect thereof (whether at maturity, on redemption or otherwise) or to ensure that any such amounts are paid, received or collected, or to ensure that the correct amounts (if any) arc paid, received or collected or for any failure to take up any (or any offer of any property paid, distributed, accruing or offered at any time on, to, in respect of, or in substitution for, any Securities in the Accounts or other property hereby pledged or charged.

F. Each of the Client and the Indemnifier, at its expense, will do or cause to be done all things which are either necessary or requested by the Bank (1) to enable the Bank to enjoy, exercise or enforce its rights as a secured party under the Agreement and (2) to evidence, and to establish and maintain the perfection and first priority of, the Bank's security interest in the Collateral. Without limiting the generality of the foregoing, each of the Client and the Indemnifier, at its expense, will execute and give or file, or both, all notices and documents in such manner, to such persons and at such places as may be requested by the Bank to establish and maintain the perfection and first priority of the Bank's security interest in the Collateral. If it does not do so, the Bank may (but shall not be obliged to) do so.

G. Each of the Client and the Indemnifier hereby by way of security irrevocably appoints the Bank its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time and in such manner as the attorney may in its absolute discretion determine:

G.1. to do anything which the Client or, as the case may be, the Indemnifier is obliged to do (but has not done) under the Agreement including, without limitation, to execute charges over, transfers or assignments of, and other instruments relating to, the Collateral; and

G.2. generally to exercise all or any of the rights, discretions, remedies and powers of a secured party under the Law of Property Act 1925, the Insolvency Act 1986 and the Uniform Commercial Code of the State of New York,

and ratifies and confirms, and agrees to ratify and confirm, whatever any such attorney shall do or purport to do in the exercise or purported exercise of this power of attorney.


13.  WITHDRAWALS
--------------------------------------------------------------------------------

Until such time as the security hereby created shall become enforceable, and provided that thereafter the aggregate of the Sum Outstanding and the Total Letter of Credit Exposure does not exceed the Collateral Advance Value, the Client and the Indemnifier may each request the withdrawal of any of the Collateral provided by it and the Bank shall consider but shall have absolute discretion whether or not to accede to any such request (and, in considering or acceding to any such request by the Client or the Indemnifier, shall not be obliged to have regard to the interests of the other(s) of them).


14.  PAYMENTS
--------------------------------------------------------------------------------

A.1. On each date on which an Advance is to be made the Bank shall make the same available to the Client, subject to Clause 4.2, before close of business at such account of the Client as may be specified at the time of requesting that Advance and which, in the case of payments in ECU, shall be with a bank which is a member of an ECU clearing system. The amount to be made available shall be the amount in the relevant currency so requested by the Client or, if the request is for the equivalent in one currency of an amount in another currency, the equivalent (as determined by the Bank) of that amount in the relevant other currency,

A.2. All payments due from the Client hereunder shall be made to such account of the Bank as it shall notify to the Client (which, in the case of payments in ECU, shall be with a bank which is a member of an ECU clearing system) and in the currency in which they are due by such time in the relevant financial centre as is necessary to ensure that the Bank receives on the day in question:

A.2.a.                   in the case of Dollars, same day value funds; and

A.2.b. in the case of other currencies, such funds as may be generally accepted for the settlement in the place of payment of international payments in that currency.

B. All payments by the Client and the Indemnifier under the Agreement shall be made free and clear of any restrictions or conditions, without set-off or counterclaim, and free and clear of, and (subject as hereinafter provided) without any deduction or withholding whether for or on account of tax or otherwise. If any such deduction or withholding is required by law to be made by the Client, the Indemnifier or any other Person (whether or not a party to, or on behalf of a party to, the Agreement) from any sum paid or payable by, or received or receivable from, the Client or the Indemnifier, the Client or, as the case may be, the Indemnifier shall pay in the same manner and at the same time such additional amounts as will result in the Bank receiving and retaining (free from any liability other than tax on its overall net income) such net amount as would have been received by it had no such deduction or withholding been required to be made.


15.  REPAYMENT
--------------------------------------------------------------------------------

Each Advance shall be repaid by the Client in full and in the currency in which it is denominated on the Maturity Date or on any earlier date of termination pursuant to Clause 3, 20.A.1 or 24.C.4.b.

16.  PREPAYMENT
--------------------------------------------------------------------------------

The Client may:

A. if it gives to the Bank not less than three Business Days' prior notice (which shall be irrevocable) prepay
                         (1) any Advance on which interest is calculated by reference to LIBOR on the last day of any Interest Period relating thereto and (2) any Advance on which interest is calculated by reference to Base Rate at any time; and

B. if the Bank and the Client so agree, prepay any Advance on which interest is calculated by reference to LIBOR at any time, upon payment of such administration fee and any amount payable in accordance with Clause 23.A.2.

Any such prepayment must be accompanied by accrued interest on the Advance prepaid. Upon notice of or agreement for any such prepayment the Bank may (in its absolute discretion) Close Out any Open Contract or, at the Bank's option, terminate any Open Contract, whereupon the obligations of the Bank and the Client to make payments to the other shall be cancelled and an amount of compensation (calculated in accordance with Clause 20.A.2.a, b and c) shall automatically become payable by the Client to the Bank in accordance with Clause 5.C or (as appropriate) fall to be credited by the Bank to the Client in accordance with Clause 5.D.


17.  INTEREST
--------------------------------------------------------------------------------

A. Interest shall be calculated and payable on each Advance by reference to successive Interest Periods. In the case of each Advance its first Interest Period shall begin on the proposed date of that Advance and each subsequent one shall begin on the last day of the previous one. Each Interest Period shall be of 1, 3, 6 or 12 months duration (or such other period as may be agreed between the Client and the Bank) as selected by the Client in a notice received by the Bank not later than 12:00 noon (London time) on the third Business Day before the first day of that Interest Period. However, the Client may select an Interest Period of 12 months or longer only if the Bank (in its absolute discretion) agrees.

                         If on the first day of any Interest Period it is apparent that such Interest Period would otherwise extend beyond the Maturity Date or the date (if any) notified by the Bank under Clause 3 then such Interest Period shall instead end on the Maturity Date or, as the case may be, the date so notified and, subject thereto, any Interest Period for which no effective selection notice is received shall be of the same duration as the previous Interest Period or, at the Bank's option, of 3 months' duration.

B. The rate of interest applicable for a particular Interest Period shall be the rate per annum equal to the sum of:

B.1.                     the Spread (as specified in the Letter); and

B.2. LIBOR for that Interest Period (or, in relation to any Interest Period of longer than 12 months, the rate per annum, as determined by the Bank, at which the Bank would raise funds in an amount comparable to and in the currency of the relevant Advance and for that Interest Period).

C. However, if the Client so elects, in relation to an Advance to be denominated in Dollars or, if the Bank (in its absolute discretion) agrees, any other currency, in the request for that Advance pursuant to Clause 4 that interest shall be calculated on that Advance by reference to Base Rate, the provisions of A and B above shall not apply and the rate of interest applicable to that Advance shall be the rate per annum equal to the sum of the Spread and the applicable Base Rate.

D. On the last day of each Interest Period or, where interest on any Advance is calculated by reference to Base Rate, monthly (or at such other intervals as may be determined by the Bank), the Client shall pay the unpaid interest accrued during that Interest Period or, as the case may be, the preceding month (or other period so determined by the Bank), on the Advance to which it relates, in the currency in which that Advance is denominated and at the rate(s) applicable for that Interest Period or, as the case may be, month (or other period so determined by the Bank). However, in the case of an Interest Period of more than 6 months, interest shall be payable six-monthly from the date of the relevant Advance (or at such other intervals as may be determined by the Bank).

E. If the Bank (in its absolute discretion) so determines, any unpaid interest may be added to the amount of the Advance to which it relates (or, at the Bank's option be treated as a separate Advance) and interest calculated in accordance with B or, as the case may be, C above shall thereafter be paid thereon.

F. Without prejudice to any other right or remedy to which the Bank may be entitled by law, contract (including the Agreement) or otherwise, if the Client or the Indemnifier does not pay any sum payable hereunder when due, it shall pay interest on the amount from time to time outstanding in respect of that overdue sum for the period beginning on its due date and ending on the date of its receipt by the Bank (both before and after judgment). Interest shall be calculated from time to time at the rate per annum (as determined by the Bank) equal to the sum of 1%, the Spread and the rate equal to the Bank's cost of that overdue sum for such periods as the Bank may from time to time select; such interest shall be payable on demand. All interest payable under this sub-clause which is not paid when due shall be added to the overdue sum and itself bear interest accordingly.


18.  REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

A. Each of the Client and the Indemnifier represents and warrants to and agrees with the Bank that:

A.1.                     (if a legal Person)

A.1.a. each of them is a company, society or partnership duly established and existing under the laws of the jurisdiction of its incorporation or establishment and has the power and authority to own its assets and to conduct the business which it conducts;

A.1.b. the entry into and performance under the Agreement and the creation of the security created by the Agreement by each of them will not violate or exceed any borrowing, charging or other powers or restrictions granted or imposed under any law to which it is subject, its constitutional documents or any agreement, undertaking or licence to which it is a party or which is binding on it or its assets or (in the case of the Indemnifier) result in its having an unreasonably small capital or render it insolvent; and

A.1.c. no meeting has been convened for its winding-up, liquidation, administration, dissolution, merger, amalgamation, reconstruction or reorganisation or similar event of or with respect to it, no such step is intended by it and, so far as it is aware, no petition, application or the like is outstanding for any of the foregoing;

A.2. all acts, conditions and things required to be done, fulfilled and performed in order to enable each of them lawfully to enter into, exercise its rights and perform its obligations under the Agreement and to ensure that its obligations are legal, valid and binding have been done, fulfilled and performed;

A.3. each of them has the power to enter into, exercise its rights and perform and comply with its obligations under the Agreement and has taken all necessary action to authorise the execution, delivery and performance of the Agreement;

A.4.                     each of them will:

A.4.a. obtain, make and maintain in effect all necessary consents, registrations and the like of and with any governmental or other regulatory body or authority applicable to its obligations under the Agreement;

A.4.b. comply with the terms of the same and with all applicable laws, regulations and directives or the like (whether or not having the force of law) of such bodies and authorities; and

A.4.c. forthwith upon demand by the Bank, deliver to the Bank copies of all such consents, registrations and, the like or such other evidence of the existence of the same and such evidence of compliance with the same and with any such laws, regulations, directives and the like as the Bank may reasonably require;

A. 5. their respective obligations under the Agreement are binding and enforceable at law;

A.6. neither of them is in default under any agreement to which it is a party or by which it or its assets may be bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings are material in the context of the Agreement;

A.7. each of them understands that (in the case of the Client) the Issuance of a Letter of Credit for a Person(s) other than the Client and (in the case of the Indemnifier) the guarantee of the obligations of the Client under the Agreement and (as appropriate) the deposit of Collateral may result in its becoming liable instead of or as well as that Person(s) or (as the case may be) the Client, and acknowledges that it has taken or will take such independent legal advice as it considers appropriate;

A.8. the benefit which the Indemnifier receives from its entry into the Agreement and the benefit which each of the Client and the Indemnifier receives from the Issuance of any Letter of Credit will be at least equal to its liability with respect to the Agreement or (as the case may be) that Letter of Credit;

A.9. it is not necessary or advisable in order to ensure the validity, effectiveness, performance or enforceability of the Agreement (including in particular the perfection of the security created by the Agreement) that any document be filed, registered or recorded in any public office or elsewhere;

A.10. its payment obligations under the Agreement rank and will at all times rank in point of priority at least equally and rateably in all respects with all its other indebtedness;

A.11. all information disclosed to the Bank in connection with the granting of the Facility or the operation of the Agreement is true, complete and accurate in all respects and does not omit any material facts or circumstances which could make any of such information misleading in any respect;

A.12. except by the Agreement, it has not assigned, transferred or otherwise disposed of the Collateral provided by it (or any of its rights, title and interest in and to such Collateral), either in whole or in part, nor agreed to do so, and will not at any time do so or agree to do so, it is and will at all times be the sole beneficial owner of the same, and it does and will at all times fully guarantee title to the same, and all such Collateral is or, as the case may be, will be freely transferable without the need of any (or any further) action on its part;

A.13. except for the security created by the Agreement, no mortgage, charge, pledge, lien or other encumbrance or security of any kind exists on or over the Collateral provided by it (or its right title and interest to and in such Collateral), either in whole or in part, nor has it agreed to create any such mortgage, charge, pledge, lien or other encumbrance or security nor will it at any time do so or agree to do so; and

A.14. it will on demand duly pay any calls, subscription monies and/or other monies payable on or with respect to any of the Securities comprised in the Collateral provided by it or, if the Bank pays the same (which it shall not be obliged to do), shall on demand indemnify the Bank against such payment.

B. Each of the Client and the Indemnifier represents and warrants to the Bank that each of the representations and warranties in A above will be correct and complied with at all times and in all respects during the continuance of the Facility and/or so long as any sum remains payable under the Agreement and/or so long as there is any Total Letter of

                         Credit  Exposure  as if  repeated   then  by  reference
                         to  the  then  existing circumstances.

19.  EVENTS OF DEFAULT
--------------------------------------------------------------------------------

It shall be an Event of Default if:

A. The Client or the Indemnifier does not pay any sum payable by it under the Agreement or under any other agreement with the Bank or with any other member of the Merrill Lynch Group on its due date, or

B. The Client or the Indemnifier fails to provide information and/or documents as requested by the Bank pursuant to Clause 24.C.2.a or the Bank gives notice to the Client or the Indemnifier pursuant to Clause 24.C.4.b; or

C. Any representation, warranty or statement by the Client or the Indemnifier in the Agreement or in any document delivered under it is not complied with or is or proves to have been incorrect in any respect when made or, if it had been made on any later date by reference to the circumstances then existing, would have been incorrect in any respect on that later date; or

D. The Client or the Indemnifier fails duly to perform any one or more of its other obligations under the Agreement or under any other agreement with the Bank or with any other member of the Merrill Lynch Group; or

E. At any date, the aggregate Dollar Amount of the aggregate of the Sum Outstanding and the Total Letter of Credit Exposure exceeds 102.5% of the Collateral Maintenance Value; or

F. Any provision of the Agreement which is material to the interests of the Bank is not (or is claimed by the Client or the Indemnifier not to be) in full force and effect; or

G. The Bank determines or has reasonable grounds to believe that the security (in whole or in part) created by the Agreement is not or may not be in full force and effect or does not or may not have the priority stated in the Agreement; or

H. The Bank determines or has reasonable grounds to believe that it is or will become unlawful or contrary to any directive or the like (whether or not having the force of law) of any governmental or other regulatory body or authority for the Client, the Indemnifier or the Bank to carry out all or any of its obligations hereunder; or

I. A claim, whether by distress, attachment, execution or other legal process or otherwise, is made on or against any item of Collateral by any third party; or

J. A claim, whether by distress, attachment, execution or other legal process or otherwise, is made on or against any other asset of the Client or the Indemnifier or (if either or both is or are a body or bodies corporate) any of their respective Affiliates and is not discharged or stayed Within 7 days; or

K. Any step is taken or legal proceeding started by any Person in the bankruptcy of the Client or the Indemnifier or for the appointment of a receiver, administrator, trustee or similar officer of the Client or the Indemnifier or of any or all of the revenues and assets of the Client or the Indemnifier or (if either or both is or are a body or bodies corporate) the winding-up, liquidation, administration, dissolution, merger, amalgamation, reconstruction or reorganisation or similar event of or with respect to the Client or the Indemmnifier or any of their respective Affiliates (except for the purpose of and followed by a reconstruction, amalgamation or reorganisation on terms approved by the Bank before that step is taken); or

L. Any indebtedness of the Client or the Indemnifier to any member of the Merrill Lynch Group or any other Person(s) in respect of monies borrowed or raised (1) is not paid when due nor within any applicable grace period in any agreement relating to that indebtedness, or (2) becomes due and payable before its normal maturity by reason of a default or event of default, however described; or

M. Any mortgage, charge, pledge, lien or other encumbrance or security on or over any assets of the Client or the Indemnifier or (if either or both is or are a body or bodies corporate) any of their respective Affiliates becomes enforceable and any step (including the taking of possession or the appointment of a receiver, manager or similar Person) is taken to enforce the same; or

N. The Client or the Indemnifier or (if either or both is or are a body or bodies corporate) any of their respective Affiliates is (or is, or could be, deemed by law or a court to be) insolvent, is unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all of its indebtedness or any part of its indebtedness which it would or might otherwise be unable to pay when due or proposes or makes a general assignment or an arrangement or composition with or for the benefit of creditors; or

O. If the Client and/or the Indemnifier is acting in the capacity of trustee of a trust for the purposes hereof, it or they cease to be appropriately authorised or such trust comes or is brought to an end; or

P. (If an individual or individuals) the Client or the Indemnifier (or, in the case of joint Clients or Indemnifiers, the sole survivor thereof) dies or the Client or the Indemnifier (or, in the case of joint Clients or Indemnifiers, any of them) becomes or is declared (by appropriate authority) incompetent or of unsound mind; or

Q. The authority of any representative of the estate of a deceased or incapacitated Client or Indemnifier is not (or is claimed by any third party not to be) in full force and effect; or

R. Any event occurs which under the laws of any relevant jurisdiction has an effect equivalent to any of the events referred to in this Clause 19; or

S. The Bank determines that a material adverse change has occurred in the financial condition, business, operations or prospects of the Client or the Indemnifier since the date of the Letter.


20.  CANCELLATION, ACCELERATION AND ENFORCEMENT
--------------------------------------------------------------------------------

The Client and the Indemnifier each agrees with the Bank (for itself and as trustee of the benefit of the Client's and the Indemnifier's respective promises for each other member of the Merrill Lynch Group) as follows:

A. At any time after an Event of Default occurs and whether or not any Event of Default is continuing, the Bank may, without prejudice to any other right or remedy of the Bank, at law, by contract or otherwise:

A.1.                     by notice to the Client  declare all Advances,  accrued
                         interest   thereon  and  any  other  sum  then  payable
                         hereunder  (other  than  the  Total  Letter  of  Credit
                         Exposure) and/or declare an amount equal to the Total Letter of Credit Exposure to be immediately due and payable by the Client and the Indemnifier to Bank, whereupon they shall become so due and payable, and/or declare the Facility to be terminated, whereupon it shall so terminate. Without prejudice to Clause 12 or any other provision of the Agreement any amount so received by the Bank in respect of the Total Letter of Credit Exposure may be retained by the Bank for the purpose of payment and/or paid in accordance or purported accordance with the relevant Letter(s) of Credit and/or retained by the Bank for the purpose of application and/or applied by the Bank in or towards satisfaction of the Client's obligations under or in connection with the Agreement;

A.2. without further notice to the Client or the Indemnifier, Close Out on the Client's behalf, all or any Open Contracts (in whole or from time to time in part) as the Bank in its sole discretion may determine, whereupon any costs, expenses and losses arising as a result shall be immediately due and payable by the Client and the Indemnifier to the Bank, or, at the Bank's option, terminate all or any Open Contracts (in whole or from time to time in part) as the Bank in its sole discretion may determine, whereupon the obligations of the Bank and the Client to make payments to the other shall to the extent of the termination be cancelled and an amount of compensation (calculated by the Bank in accordance with paragraphs A.2.a to A.2.c below) shall automatically become immediately due and payable by the Client to the Bank (or, subject as provided below, vice versa):

A.2.a. the Bank shall ascertain in relation to each Open Contract so terminated on the date of termination (the "Calculation Date") the amount (if any) which would fall to be paid to the Bank (expressed as a negative amount) or which would have to be paid by the Bank (expressed as a positive amount) if it were to enter into a transaction in the foreign exchange market at or about 11.00 a.m. (London time) on that Calculation Date which would have the effect of Closing Out that Open Contract;

A.2.b. if any such amount is in a currency other than Dollars, it shall be converted by the Bank into Dollars at the rate of exchange at which, at or about 11:00 a.m. (London time) on the relevant Calculation Date, the Bank could enter into a transaction on the foreign exchange market to purchase or sell, as appropriate, for delivery on the second Business Day after that Calculation Date a comparable amount of that other currency in exchange for Dollars;

A.2.c.                   the Bank shall then ascertain the difference between:

                         (i)      the sum of the  positive  amounts  ascertained
                                  under  A.2.a  above  (each   converted   where
                                  applicable in accordance with A.2.b); and

                         (ii) the sum of the negative amounts ascertained under A.2.a above (each converted where applicable in accordance with A.2.b) together with any costs and expenses arising as a result of the termination.

                         If the amount in (ii) exceeds the amount in (i) the difference shall be due and payable by the Client to the Bank. If the amount in (i) exceeds the amount in
                         (ii) the difference shall be paid by the Bank direct into an appropriate Account or, subject to the proviso in A.4 below, be due and payable by the Bank to the Client;

A.2.d. it is agreed that the amount of compensation recoverable by a party under Clause 9.B or 16 or this Clause 20.A.2 is a reasonable pre-estimate of loss in respect of Open Contracts and not a penalty. Such amount is payable for the loss of bargain and, except as otherwise provided in the Agreement, neither the Bank nor the Client will be entitled to recover additional damages as a consequence of such loss of bargain;

A.3. without further notice to the Client or the Indemnifier, demand payment and/or exercise all or any of its other rights under or in connection with any Collateral Guarantee;

A.4. without further notice to the Client or the Indemnifier and without prejudice to any other right or remedy, to the extent permitted by applicable law, terminate or cancel any orders or instructions previously approved by the Bank to sell or buy any Securities in or to be deposited or transferred in any of the Accounts, and dispose or procure the disposal, by sale or otherwise, of any Securities or of any other property whatsoever in respect of any one or more of the then existing accounts of the Client or the Indemnifier with the Bank or any or all other members of the Merrill Lynch Group (including any Securities delivered or deliverable under Clause 21), or otherwise realise or procure the realisation of the same, at such time or times, in such manner, on such terms and at such price or prices (whether payable or deliverable immediately, on a deferred basis or by installments) without being responsible for any loss or diminution in price, as it may think fit and further to exercise all the rights and remedies of a secured party under the Law of Property Act 1925, the Insolvency Act 1986 and the Uniform

                         Commercial Code of the State of New York, including the right to take possession of, collect and get in all or any part of the Collateral and to proceed forthwith to sell, assign, give options to purchase, contract to sell or otherwise dispose of and deliver the Collateral or any part thereof in one or more parts at public or private sale at any exchange or broker's board or at any of the Bank's offices or elsewhere at such prices and on such terms as the Bank deems appropriate, all without demand for performance, advertisement or other notice of any kind and apply the proceeds thereof, the proceeds of any Collateral Guarantee and all cash balances in the Accounts as follows:

A.4.a. first, in or towards payment of all amounts (including costs, expenses, commissions and taxes) arising as a result of such disposal;

A.4.b. secondly, in or towards payment and satisfaction of all sums and liabilities due from the Client or the Indemnifier to the Bank in respect of the Agreement or on any other account in such order and manner as the Bank may determine;

A.4.c. thirdly, in or towards payment and satisfaction of any sums and liabilities due from the Client or the Indemnifier to any other member of the Merrill Lynch Group on any account in such order and manner as the Bank may determine; and

A.4.d. fourthly, in payment of any surplus to the Client, the Indemnifier or other Person entitled thereto.

                         Provided always that the Bank shall not be obliged to apply any part of such proceeds in accordance with sub-clause A.4.d or to pay any amount of compensation in accordance with Clause 9.B or 20.A.2 above until all liabilities (including future and contingent liabilities) to, and/or amounts due to, the Bank under the Agreement have been discharged to the satisfaction of the Bank and until after it has exercised all set-offs and other rights which it is expressed to be entitled to make or exercise under the Agreement. Until such time the proceeds and compensation shall be held in or credited to an appropriate Account or such other account with the Bank as the Bank may (in its absolute discretion) decide.

                         Upon any disposal of any Securities or of other property made or purported to be made under the provisions of this Clause a certificate of any officer or employee of the Bank that a default has occurred and that the power of disposal has become exercisable shall be conclusive evidence of that fact in favour of any purchaser or other Person to whom any of the Securities or other property may be transferred under such disposal and the Client and the Indemnifier agree to indemnify the Bank on a full indemnity basis against any claim which may be made against it by any such purchaser or Person by reason of any defect in title to such Securities or other property;

A.5. initiate, defend or take part in, on behalf of the Bank, any other member of the Merrill Lynch Group, the Client and/or the Indemnifier, any legal proceedings relating to the Collateral, any Collateral Guarantee, the Agreement, any Advance or any Letter of Credit that it may, in its absolute discretion, deem necessary;

A.6. make or take part in, on behalf of the Client and/or the Indemnifier, any arrangement or composition with creditors in relation to the Collateral, any Collateral Guarantee, the Agreement, any Advance or any Letter of Credit; and

A.7. do all such other acts and things as it may consider necessary or desirable in connection with the realisation of the Collateral, the Collateral Guarantees and the security created by the Agreement.

B. In addition to any general lien, right to combine or consolidate accounts, set-off or other similar right to which it may be entitled by law, contract or otherwise, the Bank and each other member of the Merrill Lynch Group may at any time and without notice to the Client or the Indemnifier debit any liabilities of the Client or the Indemnifier to it or any other member of the Merrill Lynch Group to any account of the Client or the Indemnifier with such member (including without limitation in the case of the Bank the Accounts) and combine or consolidate all or any one or more of the then existing respective accounts (including without limitation in the case of the Bank the Accounts) of the Client and the Indemnifier with, and liabilities of the Client or the Indemnifier, respectively, to, it and/or any other member of the Merrill Lynch Group and/or set off, transfer or apply any sum or sums standing to the credit of any one or more of the Client's or the Indemnifier's respective accounts (including without limitation in the case of the Bank the Accounts) in or towards satisfaction of any of the respective liabilities of the Client and the Indemnifier to it or any other member of the Merrill Lynch Group, whether such respective liabilities of the Client and the Indemnifier be present or future, actual or contingent primary or collateral and several or joint, and under this Agreement or otherwise, this right being in addition and without prejudice to any Securities or other property whatsoever which the Bank or such other member of the Merrill Lynch Group may now or hereafter hold by way of security.

C. Any or all Securities or other property whatsoever held in respect of any one or more of the then existing respective accounts of the Client and the Indemnifier with any or all members of the Merrill Lynch Group may be sold or realised by or on the instructions of any and each such member at any time and without notice to the Client or the Indemnifier by such member whenever in its discretion such member considers it necessary or advisable and apply the proceeds thereof and any cash balances in or towards payment and satisfaction of all sums and liabilities of the Client and/or the Indemnifier due or owing to such or any other member(s) of the Merrill Lynch Group (and the provisions of A.4 above shall apply with any necessary modification).

D. The Bank (and any other member of the Merrill Lynch Group) shall have authority to purchase one currency with another for the purposes of Clauses 7.A.5 and 9.B.2 and this Clause 20.

E. The security created by the Agreement shall be enforceable upon and at any time after the occurrence of an Event of Default (whether or not any Event of Default is continuing at the relevant time). Section 93 and the restrictions in Section 103 of the Law of Property Act 1925 shall not apply to the security created by the Agreement.

21.  BORROWING OF SECURITIES
--------------------------------------------------------------------------------

A.                       Each  of  the   Client  and  the   Indemnifier   hereby
                         authorises the Bank from time to time to lend to itself, as principal or otherwise, or to others, any Securities subject to the terms hereof, irrespective of the sum Outstanding and/or the Total Letter of Credit Exposure at the relevant time.

B. Securities so loaned by the Bank shall continue to be taken into account in determining the Collateral Advance and Collateral Maintenance Values and for all other purposes of the Agreement.

C.                       Until such time as the  Facility is  terminated  or the
                         security created by the Agreement shall become enforceable, whichever may first occur, the Client or, as the case may be, the Indemnifier shall (subject always to the security created by and the provisions of the Agreement) have all the incidents of ownership of Securities loaned or transferred by the Bank hereunder, including the right to transfer them to others.

D. Principal, capital, dividends, interest and other amounts paid on loaned Securities will be automatically credited to an appropriate Account. Likewise, if any other property is distributed, offered or accrues on or in respect of or in substitution for loaned Securities, the same will automatically be credited to an appropriate Account.

E. No losses, charges or expenses nor any gain or benefit arising from the lending of Securities by the Bank shall be borne by and/or benefit the Client or the Indemnifier.

F. Notwithstanding the use of expressions such as "borrow", "loan" and the like in this Clause 21, title to Securities so loaned shall pass, and the Bank shall be obliged only to return equivalent Securities (which shall be as determined by the Bank) and it is agreed in relation to legal proceedings that neither the Client nor the Indemnifier will seek specific performance of the Bank's obligation to deliver, redeliver, credit or return Securities, but without prejudice to any other rights it may have.

22.  ASSIGNMENT
--------------------------------------------------------------------------------

A. The Agreement shall benefit and be binding on the parties, their respective successors (but subject to Clause 24) and any permitted assignee or transferee of some or all of a party's rights or obligations under the Agreement. The Bank shall after any such assignment or transfer and to the extent (if at all) appropriate or required hold the authorisations, promises and other undertakings of the Client and the Indemnifier and the security created by the Agreement for itself and as trustee for each assignee and transferee. Any reference in the Agreement to a party shall be construed accordingly.

B. Neither the Client nor the Indemnifier may assign or transfer all or part of its rights or obligations under the Agreement.

C. The Bank may at any time assign all or part of its rights and/or obligations under the Agreement to any other member(s) of the Merrill Lynch Group or, with the consents of the Client and the Indemnifier, such consents not to be unreasonably withheld or delayed, any other Person(s). Any such assignee of such rights and obligations shall be entitled to the full benefit of the Agreement to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it.

D. The Bank may at any time change the office through which it is acting for the purpose of the Agreement and may at any time act for this purpose through more than one office.

E. The Bank may disclose to a potential assignee or transferee or any other Person who has entered or proposes to enter into contractual arrangements with the Bank in relation to or concerning the Agreement such information about the Client, the Indemnifier and the Agreement as it may think fit.

23.  MISCELLANEOUS INDEMNITIES
--------------------------------------------------------------------------------

A.                       The  Client  and  the   Indemnifier   shall  on  demand
                         indemnify the Bank against:

A.1. any cost or increased cost in maintaining the Facility, the Accounts, all or any part of any Advance, any Open Contract or any Letter of Credit or any other amount outstanding under the Agreement or any reduction in the effective return to the Bank under the Agreement or in the rate of overall return on its capital below that which it would have been able to achieve but for its entering into or giving effect to the Agreement, in each case, which, in the Bank's determination, is sustained or incurred directly or indirectly as a consequence of, or of compliance with, any present or future law or regulation or any directive or the like (whether or not having the force of law) of any governmental or other regulatory body or authority including any law, regulation, directive or the like relating to reserve assets, liquidity or monetary control or affecting the manner in which the Bank allocates capital resources to its obligations under the Agreement;

A.2. any funding and any other cost, expense or liability (including loss of profit, legal fees and taxes) sustained or incurred by the Bank (1) to render the Agreement (including the security created by the Agreement) enforceable and admissible in evidence in England, (2) in connection with the administration of, or in protecting or enforcing the Bank's rights under, the Agreement and/or any amendment thereto, (3) as a result of the occurrence or continuance of any Event of Default (whether in connection with any act or thing done as set out in Clause 20 or otherwise), or (4) as a result of the receipt or recovery by the Bank of all or any part of an Advance (other than an Advance interest on which is calculated by reference to Base
                         Rate) or an overdue sum otherwise than on the last day of an Interest Period applicable to that Advance or, as the case may be, a period selected by the Bank under Clause 17.F and applicable to that overdue sum; and

A.3. any stamp, documentary, registration or similar tax payable in connection with the entry into, registration, performance, enforcement or admissibility in evidence of the Agreement and/or any such amendment, supplement or waiver, promptly and in any event before any interest or penalty becomes payable, together with any liability with respect to or resulting from any delay in paying or omission to pay any such tax.

B. The currency specified by the Bank under Clause 7.A.4 in respect of any particular sum and otherwise the currency in which any other sum is due under the Agreement (the "Currency of Account") shall be the sole currency of account and payment in respect of that sum. Any amount received or recovered by the Bank in respect of that sum in a Currency other than the appropriate Currency of Account (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the bankruptcy or winding-up of the Client or, as the case may be, the Indemnifier, the realisation of any Collateral or otherwise) shall only constitute a discharge to the Client or, as the case may be, the Indemnifier, to the extent of the amount in that Currency of Account which the Bank is able, in accordance with its usual practice, to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date on the first date on which it is practicable to do
                         so). If that amount in that Currency of Account is less than the amount due to the Bank hereunder, the Client and/or the Indemnifier shall, without prejudice to the generality of A.2 above, indemnify it against any loss sustained by it as a result. In any event, the Client and/or the Indemnifier shall indemnify the Bank against the cost of making any such purchase.


24.  INTERPRETATION
--------------------------------------------------------------------------------

A. Whenever two or more persons become parties to the Agreement as Clients or as Indemnifiers, the words "Client" and "Indemnifier", respectively shall, in each Clause of the Agreement, mean and include each and all of those Persons and (in the case of an individual) shall mean and include the executors and administrators or other legal representatives of that Person. In addition, all duties, obligations and liabilities assumed by or imposed upon the Client and the
                         Indemnifier, respectively under the Agreement shall bind all such respective Persons jointly and each of them severally. All duties, obligations and liabilities assumed by or imposed on the Client and the Indemnifier together under the Agreement shall be their joint and several duties obligations and liabilities.

B. Where any instruction, notice, demand or request is to be given by joint Clients or joint Indemnifiers it shall be sufficient if such is given on behalf on the joint Clients or joint Indemnifiers by one or more of the joint Clients or joint Indemnifiers, respectively, and the Bank may rely on such instruction, notice, demand or request as if the same were given by each of the joint Clients or joint Indemnifiers, respectively.

C. In the event of the death of any one of joint Clients or of any one of joint Indemnifiers:

C.1. the surviving Client(s) or, as the case may be, Indemnifier(s) shall forthwith give the Bank written notice thereof;

C.2. the Bank shall have the right to determine whether the Facility shall continue in the name of surviving Client(s) or, as the case may be, with the guarantee of the surviving Indemnifier(s) and in this regard may, at the Client's (or surviving Client's) expense:

C.2.a. request such information and/or documents from the surviving Client(s) or, as the case may be, the surviving Indemnifier(s) as it considers relevant and the surviving Client(s) or, as the case may be, the surviving Indemnifier(s) shall supply the same within 14 Business Days of the date of the Bank's request; and/or

C.2.b. seek legal opinions from its own or the Client's or Indemnifier's (or surviving Client's or Indemnifier's) legal counsel as to such matters relevant to the continuance of the Facility and/or any Letter(s) of Credit as the Bank may request; and/or

C.2.c. take any action it may deem necessary or advisable with respect thereto:

C.3.                     pending written notice from the Bank under C.4 below:

C.3.a. the surviving Client(s) and/or the representative(s) of the estate of the deceased Client(s):

                         (i) may (x) make any repayment or prepayment of any amount outstanding hereunder and/or (y) Close Out any Open Contract;

                         (ii) may not request the making a new Advance or the Issuance of any Letter of Credit or, subject to (i) above, the entry into of a new Foreign Exchange Contract or Option Contract; and

C.3.b. the surviving Client(s) or, as the case may be, Indemnifier(s) and/or the representative(s) of the estate of the deceased Client(s) or, as the case may be, Indemnifier(s):

                         (i) may, subject to Clause 13, sell any Securities hereby pledged or charged by the Client or the Indemnifier, respectively, provided that the proceeds of such sale are credited to an appropriate Account;

                         (ii) subject to (i) above, may not request any withdrawal of Collateral;

C.4. the Bank may, at any time after such event, by written notice to the surviving Client(s) and the surviving Indemnifier(s) declare that either:

C.4.a. the Facility shall continue unaffected, subject to the terms of the Agreement, in the name of the surviving Client(s) and the rights and obligations of the surviving Indemnifier(s) shall in any event continue unaffected, provided that the estate of the deceased Client or, as the case may be, Indemnifier, shall not be liable for any obligations under the Facility incurred thereafter but those respective estates shall remain liable to the Bank in respect of any sum or loss in any way resulting from the completion of transactions initiated, and all liabilities incurred, before the date of such notice by the Bank; or

C.4.b. the Facility shall terminate, whereupon it shall so terminate but in every other respect the Agreement shall continue unaffected in the name of the surviving Client) or, as the case may, with the guarantee of the surviving Indemnifier(s) and the estate of the deceased Client or, as the case may be, Indemnifier shall continue to be liable jointly and severally with the surviving Client(s) or, as the case may be, Indemnifier(s) to the Bank for (i) all amounts outstanding, (ii) all other obligations under the Agreement and (iii) all liabilities incurred under the Agreement at any time (whether before or after the date of notice to the Bank pursuant to C.1. above) in respect of Letters of Credit issued on or before but not after the date of such notice to the Bank.

25.  INFORMATION
--------------------------------------------------------------------------------

A. During the continuance of the Facility and for as long as any sum remains payable to the Bank under the Agreement and/or there is any Total Letter of Credit Exposure, the Client and the Indemnifier shall each immediately on request by the Bank furnish to the Bank in form and substance satisfactory to the Bank such documents and such financial and other information as to its affairs and (in the case of a body or bodies corporate) their respective

                         Affiliates as may from time to time be requested by the Bank.

B. Information about the Client, the Indemnifier and their respective Affiliates (if applicable), including in particular information about the Accounts and information supplied by the Client or the Indemnifier to the Bank, may be disclosed as required by any present or future law or regulation or any directive or the like (whether or not having the force of law) of any governmental or other regulatory body or authority, or made available to any other member of the Merrill Lynch Group, for both marketing and other purposes.

26.  REMEDIES AND WAIVERS
--------------------------------------------------------------------------------

No failure by the Bank to exercise, and no delay by the Bank in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The authority to debit, charge and pledge and the right of set-off and other rights and remedies provided in the Agreement are separate, independent and cumulative and not exclusive of any other rights or remedies (including any other security, right of set-off, lien, right to combine or consolidate accounts or similar right to which the Bank is at any time entitled anywhere, whether by operation of law, contract or otherwise).

27.  PARTIAL INVALIDITY
--------------------------------------------------------------------------------

If at any time any provision of the Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of the Agreement, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction, shall in any way be affected or impaired thereby. If and to the extent that the security expressed to be created by the Agreement is at any time and for any reason not effective as a fixed charge, it shall instead take as a floating charge.

28.  MISCELLANEOUS
--------------------------------------------------------------------------------

A. All interest shall accrue from day to day and shall be calculated on the basis of a 360 day year (365 days where market practice dictates, as determined by the Bank in its absolute discretion) and the number of days elapsed.

B. The certificate of an officer or employee of the Bank or any member of the Merrill Lynch Group as to any sum payable to it or any other member of the Merrill Lynch Group shall be conclusive and binding on the Client and/or, as the case may be, the Indemnifier.

C. All communications and documents under the Agreement shall either be in English or accompanied by a certified translation into English by a translator acceptable to the Bank. If there is a conflict, the English translation shall prevail over the original language version.

D. The English text of this Terms Sheet is the original authentic version and shall prevail if there is a conflict between it and any translation into another language.

E. The Schedule is provided to the Client and the Indemnifier for information only. It does not form part of the Agreement, and has no binding effect. The Bank may (but is not obliged to) inform the Client and/or the Indemnifier of any change to the information in the Schedule. However, whether or not it does so shall not affect the Bank's discretions under Clause 10 or otherwise under the Agreement.

F. The Bank may at any time amend and/or supplement all or any of the provisions of the Agreement. The Bank will promptly give notice to the Client and the Indemnifier of any such amendment and/or supplement. However, no failure of the Bank to give (or of the Client or the Indemnifier to receive) any such notice shall affect the validity of the amendment or supplement in question. Such notice shall be given not less than 30 days before the amendment or supplement in question is to take effect, except that, if the Bank is of the opinion that the amendment or supplement in question is of a formal or technical nature or to correct a manifest error, or is not materially prejudicial to the interests of the Client or the Indemnifier, the amendment or supplement in question may take effect sooner or immediately.


29.  SECURITY ADDITIONAL
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The  security  hereby  created  shall  be  additional  to any  other  indemnity, guarantee or security held by the Bank at any time.


30.  NOTICES
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A.                       The Client,  the Indemnifier  and/or, the Bank may from
                         time to time issue instructions, notices, demands or requests either orally or in writing (but in writing only where so provided under the Agreement) via any officer or employee of a member of the Merrill Lynch Group and any such officer or employee shall have authority from the Bank to give or receive on its behalf such instructions, notices, demands or requests which when delivered to or by such officer or employee shall be deemed to have been made by the Client or the Indemnifier, respectively direct to the Bank or made by the Bank direct to the Client or the Indemnifier, respectively (as the case may be). The Bank shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken in good faith pursuant to instructions, notices, demands or requests so deemed given by the Client or the Indemnifier or on any communication or document believed by it to be genuine.

B. Each oral communication under the Agreement shall be directed if to the Bank, to such officer(s) of the Bank as it may notify to the Client and the Indemnifier from time to time, and if to the Client or the Indemnifier, to him or such representative(s) of it or him as may be notified by it or him to the Bank from time to time. Each written communication under the Agreement to the Bank shall be addressed to it at its offices at 33 Chester Street, London, SWIX 7XD, attention: Client Services (or such other address or attention as it may notify to the Client and the Indemnifier), and to the Client or the Indemnifier may be addressed to it at such address as the Client or the

                         Indemnifier (as the case may be) notifies to the Bank in writing from time to time. Notices to the Bank will not be effective until actually received by the Bank. Notices to the Client or the Indemnifier shall be deemed to have been received five days after being posted and immediately in the case of a telex, fax or oral communication.


31.  GOVERNING LAW
--------------------------------------------------------------------------------

A. The Agreement shall be governed by and construed in accordance with English law.

B. In relation to any legal action or proceedings arising out of or in connection with the Agreement ("Proceedings"), the Client and the Indemnifier each, for the benefit of the Bank, irrevocably submits to the jurisdiction of the courts of England and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

C. Nothing shall affect the right to serve process in any manner permitted by law.

D. Each of the Client and the Indemnifier irrevocably and generally consents in respect of any Proceedings anywhere to the giving of any relief or the issue of any process in connection with those Proceedings including, without limitation, the making, enforcement or execution against any of its assets whatsoever (irrespective of their, use or intended use) of any order or judgment which may be made or given in those Proceedings, and agrees that, should the Bank take any Proceedings anywhere (whether for an injunction, specific performance, damages or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from those Proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, any such immunity being irrevocably waived.